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                                  KPMG LLP
                         6565 Americas Parkway, N.E.
                                  Suite 700
                        Albuquerque, New Mexico 87190
                          telephone: (505) 884-3939
                          facsimile: (505) 884-8348



The Board of Directors
Cell Robotics International, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP
Albuquerque, New Mexico

October 13, 1999